Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Fidelity Securities Fund: Fidelity Small Cap Growth Fund and Fidelity Small Cap Value Fund, which are included in Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 21, 2004